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                                                                  EXHIBIT 99(b)


                 HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

               DEBT AND PREFERRED STOCK SECURITIES RATINGS OF THE
                    COMPANY AND ITS SIGNIFICANT SUBSIDIARIES

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                                                                                                          Duff &
                                                       Standard         Moody's            Fitch          Phelps
                                                       & Poor's       Investors        Investors          Credit         Thomson
                                                    Corporation         Service         Services      Rating Co.       BankWatch
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At December 31, 1997
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

Household International, Inc.
     Senior                                                   A              A3                A               A               A
     Commercial paper                                       A-1             P-2              F-1          Duff 1           TBW-1
     Preferred stock                                         A-            baa1               A-              A-            BBB+
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Household Finance Corporation
     Senior                                                   A              A2               A+              A+              A+
     Senior subordinated                                     A-              A3                A               A               A
     Commercial paper                                       A-1             P-1              F-1         Duff 1+           TBW-1
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Household Bank, f.s.b.
     Senior                                                   A              A2                A               A              NR
     Subordinated                                            A-              A3               A-              A-               A
     Certificates of deposit
         (long/short term)                                A/A-1          A2/P-1            A/F-1        A/Duff 1           TBW-1
     Thrift notes                                           A-1             P-1              F-1          Duff 1           TBW-1
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